Exhibit 10.24.4

TIAA BANK

100 Summer Street, Suite 3232

Boston, MA 02110

loanDepot.com, LLC

26642 Towne Center Drive

Foothill Ranch, California 92610

Attention: Michelle Richardson

Re: Fourth Amendment to the Sixth Amended and Restated Loan and Security Agreement (the “Fourth Amendment”).

This Fourth Amendment is made as of the 18th day of November, 2019 (the “Amendment Effective Date”), to that certain Sixth Amended and Restated Loan and Security Agreement, dated November 28, 2018, as amended (the “Agreement”), by and between loanDepot.com, LLC (“Borrower”) and TIAA, FSB, formerly known as EverBank (“Bank”).

WHEREAS, Borrower requested that Bank amend the Agreement as provided herein; and

WHEREAS, Borrower and Bank have agreed to so amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments.

(a) Section 1(aa) of the Agreement is amended and restated in its entirety as follows:

“(aa) “Combined Facility Amount” shall mean $250,000,000.”

(b) Section 1(vvv) of the Agreement is amended and restated in its entirety as follows:

“(vvv) “Maximum Loan Amount” means Seventy-Five Million and 00/100 Dollars ($75,000,000.00) minus the amount by which the outstanding Purchase Price under the Mortgage Warehouse Agreement exceeds One Hundred Seventy-Five Million Dollars ($175,000,000.00). In no event shall the combined total of the Loan and the outstanding Purchase Price under the Mortgage Warehouse Agreement exceed the Combined Facility Amount.”

(c) Section 1(yyy) of the Agreement is amended and restated in its entirety as follows:

“(yyy) “Mortgage Warehouse Agreement” means that certain Master Repurchase Agreement dated as of March 20, 2014 between Borrower, as Seller, and Bank, as Buyer, as amended from time to time, pursuant to which Bank from time to time purchases mortgage loans originated by Borrower and as said Mortgage Repurchase Agreement may be amended or restated from time to time.”

SECTION 2. Fees. There are no other fees payable in connection with this Fourth Amendment.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Fourth Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Bank to execute and deliver this Fourth Amendment, Borrower hereby represents and warranties to Bank that as of the date hereof, except as otherwise expressly waived by Bank in writing, Borrower is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Governing Law. This Fourth Amendment and any claim, controversy or dispute arising under or related to or in connection with this Fourth Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 7. Counterparts. This Pricing Letter may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

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